AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

June 3, 2019

BNY Mellon Securities Corporation
240 Greenwich Street
New York, New York 10286

Ladies and Gentlemen:

     This is to confirm that, in consideration of the agreements hereinafter contained, each investment company identified on Exhibit A hereto, as such Exhibit may be amended from time to time (each, the "Fund"), has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series") or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term "Shares" shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund's authorized shares.

1. Services as Distributor

     1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

     1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with securities dealers and financial institutions, and in so doing you will act only on your own behalf as principal.

     1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commis s ion or any securities association registered under the Securities Exchange Act of 1934, as amended.

     1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to ac c ept any orders for, or make any sales of, any Shares until such time as they deem it advisable to ac c ept s uc h orders and to make such sales and the Fund shall advise you promptly of such determination.

     1.5 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

     1.6 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

     1.7 The Fund shall furnish you from time to time, for use in connection with the s ale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund' s officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c ) a monthly itemized list of the securities in the Fund's or, if applicable, each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

     1.8 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed w ith said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective w ill include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of w hatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     1.9 The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands , liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and direc tors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any s uch controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter addressed to the Fund at its address set forth above w ithin ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by couns el of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defens e of any such suit and retain counsel of good standing approved by you, the defendant or defendants in s uc h suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.9 and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity w ill inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

     1.10 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any s uc h untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates , and to the benefit of any controlling persons and their successors.

     You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

     1.11 No Shares shall be offered by either you or the Fund under any of the provis ions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund' s prospectus or charter documents.

      1.12 The Fund agrees to advise you immediately in writing:

     (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

     (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

     (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus whic h may from time to time be filed with the Securities and Exchange Commission.

     1.13 You represent and warrant that, to the extent required by applicable law, you have adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and Financial Industry Regulatory Authority Rule 3310. You also represent and warrant that, if purchasing or selling shares in securities brokerage accounts for which you act as introducing broker, you will not purchase or sell Fund shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control ("OFAC"), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. You agree (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report ("SAR") is warranted with respect to any suspicious transaction involving shares, provided that neither you nor the Fund is the subject of the SAR and (ii) to include in selling agreements with intermediaries into which you shall enter with respect to the sale of Fund shares, contractual provisions regarding the anti-money laundering compliance obligations of the intermediary. You also represent and warrant that you have filed the requisite certification with the Financial Crimes Enforcement Network to allow us to share information pursuant to Section 314(b) of the USA PATRIOT Act.

2. Offering Price

     Shares of any class of the Fund offered for sale by you shall be offered for sale at a pric e per share (the "offering price") approximately equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to thos e persons s et forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. The offering price, if not an exact multiple of one c ent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for s ale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then -c urrent pros pec tus . You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

3. Term

     This agreement shall continue until the date (the "Reapproval Date") set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for eac h Series), and thereafter shall continue automatically for successive annual periods ending on the day (the "Reapproval Day") of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Inves tment Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days' notice, (a) by vote of holders of a majority of the Fund's or, as to any relevant Series , s uc h Series' outstanding voting securities, or (b) by the Fund's Board as to the Fund or the relevant Series , as the case may be, or (c) by you. This agreement also will terminate automatically, as to the Fund or the relevant Series, as the case may be, in the event of its assignment (as defined in said Act).

4.	Miscellaneous
4.1	The Fund recognizes that from time to time your directors, officers and employees may serve as trustees, directors, partners, officers and employees of other business trusts, corporations, partnerships, or other entities (including other investment companies) and that such other entities may include the name "BNY Mellon" as part of their name, and that your corporation or its affiliates may enter into distribution or other agreements with such other entities. If you c ease to ac t as the distributor of the Fund's shares or if BNY Mellon Investment Adviser, Inc. ceases to act as the Fund's investment adviser or administrator, the Fund agrees that, at the request of BNY Mellon Investment Adviser, Inc., the Fund will take all necessary action to change the name of the Fund to a name not including "BNY Mellon" in any form or combination of words.

4.2 This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this agreement shall only be binding upon the assets and property of the relevant Series and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

Very truly yours,

FUNDS LISTED ON EXHIBIT A HERETO

By: /s/ Renee LaRoche-Morris
Name: Renee LaRoche-Morris
Title: President

Accepted:

BNY MELLON SECURITIES CORPORATION

By:/s/ Kenneth J. Bradle
Name: Kenneth J. Bradle

Title: President

EXHIBIT A

Reapproval
Fund	Series	Reapproval Date	Day

BNY Mellon Absolute Insight	BNY Mellon Absolute Insight Multi-Strategy Fund	November 30, 2019	November 30
Funds, Inc.	BNY Mellon Broad Opportunities Fund	November 30, 2019	November 30
BNY Mellon Core Plus Fund	November 30, 2019	November 30
BNY Mellon Global Dynamic Bond Fund	March 30, 2020	March 30
BNY Mellon Global Real Return Fund	March 30, 2020	March 30
BNY Mellon Opportunistic Midcap Value Fund	March 30, 2020	March 30
BNY Mellon Advantage Funds,	BNY Mellon Opportunistic Small Cap Fund	March 30, 2020	March 30
Inc.	BNY Mellon Dynamic Value Fund	March 30, 2020	March 30
BNY Mellon Structured Midcap Fund	March 30, 2020	March 30
BNY Mellon T echnology Growth Fund	March 30, 2020	March 30
BNY Mellon Dynamic T otal Return Fund	March 30, 2020	March 30
BNY Mellon Appreciation Fund,
Inc.	September 5, 2019	September 5

BNY Mellon California AMT -	November 30, 2019	November 30
Free Municipal Bond Fund, Inc.

BNY Mellon Growth and Income	March 30, 2020	March 30
Fund, Inc.
BNY Mellon International Stock Index Fund	March 30, 2020	March 30
BNY Mellon Index Funds, Inc.	BNY Mellon S&P 500 Index Fund	March 30, 2020	March 30
BNY Mellon Smallcap Stock Index Fund	March 30, 2020	March 30
BNY Mellon Intermediate
Municipal Bond Fund, Inc.	November 30, 2019	November 30
BNY Mellon International
Securities Funds, Inc.	BNY Mellon Emerging Markets Securities Fund	March 30, 2020	March 30
BNY Mellon International Equity Fund	April 4, 2020	April 4
BNY Mellon Global Fixed Income Fund	April 4, 2020	April 4
BNY Mellon T ax Sensitive T otal Return Bond Fund	April 4, 2020	April 4
BNY Mellon Investment Funds I	BNY Mellon Diversified Emerging Markets Fund	April 4, 2020	April 4
BNY Mellon Small/Mid Cap Growth Fund	April 4, 2020	April 4
BNY Mellon Small Cap Growth Fund	April 4, 2020	April 4
BNY Mellon Small Cap Value Fund	April 4, 2020	April 4
BNY Mellon Global Emerging Markets Fund	April 4, 2020	April 4
BNY Mellon Investment Funds	BNY Mellon Yield Enhancement Strategy Fund	April 4, 2020	April 4
II, Inc.
BNY Mellon Alternative Diversifier Strategies Fund	March 19, 2020	March 19
BNY Mellon Equity Income Fund	April 4, 2020	April 4
BNY Mellon Investment Funds	BNY Mellon Global Equity Income Fund	April 4, 2020	April 4
III	BNY Mellon High Yield Fund	April 4, 2020	April 4
BNY Mellon International Bond Fund	April 4, 2020	April 4
BNY Mellon Bond Market Index Fund	April 4, 2020	April 4
BNY Mellon Disciplined Stock Fund	April 4, 2020	April 4
BNY Mellon Investment Funds	BNY Mellon Floating Rate Income Fund	April 4, 2020	April 4
IV, Inc.	BNY Mellon Institutional S&P 500 Stock Index Fund	April 4, 2020	April 4
BNY Mellon T ax Managed Growth Fund	April 4, 2020	April 4
General T reasury and Agency Money Market Fund	April 4, 2020	April 4
BNY Mellon Diversified International Fund	March 30, 2020	March 30
BNY Mellon Investment Funds	BNY Mellon Global Real Estate Securities Fund	March 30, 2020	March 30
V, Inc.	BNY Mellon Large Cap Equity Fund	March 30, 2020	March 30
BNY Mellon Large Cap Growth Fund	March 30, 2020	March 30
BNY Mellon Investment Funds
VI	BNY Mellon Balanced Opportunity Fund	March 30, 2020	March 30
BNY Mellon Investment Grade	BNY Mellon Inflation Adjusted Securities Fund	July	29, 2019	July	29
Funds, Inc.	BNY Mellon Short T erm Income Fund	July	29, 2019	July	29
Core Value Portfolio	August 31, 2019	August 31
BNY Mellon Investment	MidCap Stock Portfolio	August	31, 2019	August	31
Portfolios	Small Cap Stock Index Portfolio	August	31, 2019	August	31
T echnology Growth Portfolio	August	31, 2019	August	31

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Fund	Series	Reapproval Date	Reapproval
Day
BNY Mellon Large Cap
Securities Fund, Inc.	June 30, 2019	June 30

BNY Mellon Midcap Index Fund,	March 30, 2020	March 30
Inc.

BNY Mellon Municipal Bond	BNY Mellon Municipal Bond Fund	November 30, 2019	November 30
Funds, Inc.
BNY Mellon Municipal Funds,	BNY Mellon AMT -Free Municipal Bond Fund	November 30, 2019	November 30
Inc.	BNY Mellon High Yield Municipal Bond Fund	November 30, 2019	November 30
BNY Mellon New Jersey
Municipal Bond Fund, Inc.	March 30, 2020	March 30
BNY Mellon New York AMT -
Free Municipal Bond Fund	September 5, 2019	September 5
BNY Mellon New York T ax
Exempt Bond Fund, Inc.	November 30, 2019	November 30
BNY Mellon Opportunistic
Municipal Securities Fund	September 5, 2019	September 5
BNY Mellon Natural Resources Fund	August	31, 2019	August	31
BNY Mellon Strategic Beta Emerging Markets Equity
BNY Mellon Opportunity Funds	August	31, 2019	August	31
Fund
BNY Mellon Japan Womenomics Fund	July 31, 2020	July 31
BNY Mellon Research Growth
Fund, Inc.	March 30, 2020	March 30
BNY Mellon Short -Intermediate
Municipal Bond Fund	August 31, 2019	August 31
BNY Mellon Connecticut Fund	September 5, 2019	September 5
BNY Mellon State Municipal
Bond Funds	BNY Mellon Massachusetts Fund	September 5, 2019	September 5
BNY Mellon Pennsylvania Fund	September 5, 2019	September 5
BNY Mellon Stock Funds	BNY Mellon International Core Equity Fund	November 30, 2019	November 30
BNY Mellon International Small Cap Fund	November 30, 2019	November 30
BNY Mellon Stock Index Fund,
Inc.	March 30, 2020	March 30
BNY Mellon Active MidCap Fund	November 30, 2019	November 30
BNY Mellon Select Managers Small Cap Growth Fund	November 30, 2019	November 30
BNY Mellon Select Managers Small Cap Value Fund	November 30, 2019	November 30
BNY Mellon Strategic Funds, Inc.	BNY Mellon U.S. Equity Fund	November 30, 2019	November 30
BNY Mellon Global Stock Fund	November 30, 2019	November 30
BNY Mellon International Stock Fund	November 30, 2019	November 30
BNY Mellon Sustainable	U.S.
Equity Fund, Inc.	August 31, 2019	August 31
BNY Mellon Sustainable	U.S.
Equity Portfolio, Inc.	July 29, 2019	July 29
BNY Mellon Ultra Short Income	June 11, 2019	June 11
Fund
BNY Mellon U.S. Mortgage	November 30, 2019	November 30
Fund, Inc.
Appreciation Portfolio	March 31, 2020	March 31
Opportunistic Small Cap Portfolio	March 31, 2020	March 31
Growth and Income Portfolio	March 31, 2020	March 31
BNY Mellon Variable Investment	International Equity Portfolio	March 31, 2020	March 31
Fund
International Value Portfolio	March 31, 2020	March 31
Government Money Market Portfolio	March 31, 2020	March 31
Quality Bond Portfolio	March 31, 2020	March 31
BNY Mellon Worldwide Growth
Fund, Inc.	September 5, 2019	September 5
Dreyfus Prime Money Market Fund	June 11, 2019	June 11
CitizensSelect Funds	Dreyfus Institutional Preferred T reasury Securities
Money Market Fund	June 11, 2019	June 11

Dreyfus AMT -Free Municipal	June 11, 2019	June 11
Cash Management Plus

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84595948v12

Fund	Series	Reapproval Date	Reapproval
Day
Dreyfus AMT -Free New York
Municipal Cash Management		June 11, 2019	June 11

Dreyfus BASIC Money Market		September 11, 2019	September 11
Fund, Inc.
Dreyfus Cash Management		June 11, 2019	June 11
Dreyfus Government Cash	Dreyfus Government Cash Management	June 11, 2019	June 11
Management Funds	Dreyfus Government Securities Cash Management	June 11, 2019	June 11
Dreyfus Institutional Liquidity	Dreyfus T reasury and Agency Liquidity Money Market
Funds	Fund	June 11, 2019	June 11

Dreyfus Institutional Preferred	Dreyfus Institutional Preferred Money Market Fund	June 11, 2019	June 11
Dreyfus Institutional Preferred Government Plus
Money Market Funds		June 11, 2019	June 11
Money Market Fund

	Dreyfus Institutional T reasury Securities Cash	June 11, 2019	June 11
Advantage Fund
Dreyfus Institutional Reserves	Dreyfus Institutional T reasury and Agency Cash	June 11, 2019	June 11
Funds	Advantage Fund
	Dreyfus Institutional Preferred Government Money	June 11, 2019	June 11
Market Fund
Dreyfus Liquid Assets, Inc.		June 11, 2019	June 11
Dreyfus T ax Exempt Cash
Management Funds	Dreyfus AMT -Free T ax Exempt Cash Management	June 11, 2019	June 11
Dreyfus T reasury & Agency Cash
Management		June 11, 2019	June 11
Dreyfus T reasury Securities Cash
Management		June 11, 2019	June 11

General California Municipal		September 5, 2019	September 5
Money Market Fund
General Government Securities	General Government Securities Money Market Fund	September 5, 2019	September 5
Money Market Funds, Inc.	General T reasury Securities Money Market Fund	September 5, 2019	September 5
General Money Market Fund, Inc.		September 5, 2019	September 5
General Municipal Money Market
Funds, Inc.	General Municipal Money Market Fund	September 5, 2019	September 5
General New Jersey Municipal
Money Market Fund, Inc.		November 30, 2019	November 30

General New York AMT -Free		September 5, 2019	September 5
Municipal Money Market Fund

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